Exhibit 10.2

AMENDED AND RESTATED SECURED LOAN AND SECURITY AGREEMENT

THIS AMENDED AND RESTATED SECURED LOAN AND SECURITY AGREEMENT (this “A&R Agreement”) is entered into effective as of May 23, 2022, by and between Madison Technologies, Inc., a Nevada corporation (“Lender”), and Top Dog Productions, Inc., a California corporation doing business as “The Jay and Tony Show” (“Borrower”).

WHEREAS, Borrower and Lender are entering into the Secured Loan and Security Agreement, dated September 9, 2021 (the “Original Agreement”) to provide a Loan to support a sale of Borrower to Lender pursuant to the Stock Acquisition Agreement, dated as of September 9, 2021 (the “Original Acquisition Agreement”), by any among the Lender, as Acquiror, the Borrower, and Jay Blumenfield and Tony Marsh, as Transferors.

WHEREAS, the Borrower and Lender are amending the Original Acquisition Agreement (as amended on the date hereof, as the same may be further amended, restated, supplemented or modified from time to time, the “Acquisition Agreement”) and desire to amend and restate the Original Agreement in accordance with the terms hereof (the Original Agreement, as amended and restated by the A&R Agreement, as the same may be further amended, restated, supplemented or modified from time to time, the “Agreement”).

NOW THEREFORE, IN CONSIDERATION of the foregoing recitals, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are acknowledged hereby, the Borrower and Lender hereto, intending legally to be bound, hereby covenant and agree as follows:

1. Commitment. As of the date hereof, the Lender has made loans to the Borrower in the aggregate principal amount of $507,500.00. Subject to and in accordance with the provisions of this Agreement, Lender agrees to make additional disbursements of a loan (collectively, with the loan that is currently outstanding, the “Loan”) on and after the Effective Date (as defined below) to the Borrower upon the terms and conditions expressed in this Agreement in an aggregate principal amount of not to exceed One Million Seven Hundred Fifty Seven Thousand Five Hundred and no/100 Dollars ($1,757,500.00) (which includes the $507,500.00 that is currently outstanding). The Borrower (i) shall borrow, so long as the Effective Date has occurred by such time, Five Hundred Thousand and no/100 Dollars ($500,000.00) of the One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00) in remaining commitment on and after June 15, 2022 but on or before June 20, 2022, and (ii) may borrow up to Seven Hundred Fifty Thousand and no/100 Dollars ($750,000.00) of the One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00) in remaining commitment on and after January 14, 2023 but prior to December 30, 2023. The Lender’s commitment to make such disbursements shall terminate on the earlier of (a) December 30, 2023 and (b) the date that the Lender has lent One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00) on and after June 15, 2022; provided, however that the Lender’s commitment shall be reduced by Five Hundred Thousand and no/100 Dollars ($500,00.00) of the Borrower fails to borrow such amount by June 20, 2022 pursuant to clause (i) above of this paragraph 1. All proceeds of the Loan shall be used by Borrower in the normal course of Borrower’s business, provided that no Loan proceeds shall be used to make any payments, dividends, or other disbursements to any owners of Borrower or family members thereof other than, to the extent permitted under the terms and provisions of the Acquisition Agreement, the salaries of the owners of the Borrower in the ordinary course of business and in the amounts paid to such owners as of the date of this Agreement. To make a borrowing under the Loan, the Borrower shall provide written notice to the Lender requesting such borrowing at least one (1) business day prior to the making of such borrowing. In no event shall the aggregate principal amount of all borrowing made (i) under this Agreement exceed One Million Seven Hundred Fifty Seven Thousand and no/100 Dollars ($1,757,500.00) and (ii) under this Agreement on and after the Effective Date exceed One Million Two Hundred Fifty Thousand and no/100 Dollars ($1,250,000.00). All amounts borrowed hereunder shall be due and payable, together with all accrued and unpaid interest thereon, as provided in the Note defined below. No principal amounts that have been repaid may be reborrowed.

2. The Note. Borrower’s obligation to pay the principal on the Loan shall be evidenced by an Amended and Restated Secured Promissory Note (as the same may be amended, restated, supplemented or modified from time to time, the “Note”), substantially in the form attached hereto as Exhibit A, the terms of which are incorporated herein by this reference. The Loan may be repaid in whole or in part at any time, without penalty or premium, as provided in the Note. The Note shall bear interest and such interest shall be payable as provided therein.

3. Security. Borrower’s obligations under this Agreement, the Note and each other agreement, instrument and document delivered in connection herewith (collectively, as the same may be amended, restated, supplemented or modified from time to time, the “Credit Documents”) shall be secured by a binding lien on the collateral of Borrower set forth and described in Exhibit B attached hereto and made a part hereof (the “Collateral”) created by this Agreement. In addition to any other remedies which Lender has hereunder or by law, upon default, Lender shall have the right to enforce the Credit Documents. The Borrower together with any other person who grants a lien to secure, or who guarantees, the Obligations (as defined below) are referred to in the Credit Documents as the “Loan Parties” and each a “Loan Party”.

4. Security Interest and Collateral Covenants.

(a) To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Loan and Note and all other Obligations (as defined below), Borrower hereby grants to Lender, for itself and for the benefit of its successors and assigns, a continuing security interest in, and a right to set off against, any and all right, title and interest of Borrower in and to the Collateral. “Obligations” means (a) all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Credit Document or otherwise with respect to the Loan or Note, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. “Affiliate” means, with respect to any Person, any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. A Person shall be deemed to control another Person (“Control” or “Controlling”) if such first Person possesses, directly or indirectly, the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, common directors, trustees or officers, the power to appoint common directors, trustees or officers by contract or otherwise. “Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally. “Person” means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(b) Upon request by the Lender, the Borrower shall (i) provide to Lender a summary of all accounts receivable, held check activity, accounts payable, and cash balances and (ii) deliver to Lender copies of customers’ invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers’ statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to accounts and such other documents and information relating to the accounts as Lender shall specify.

(c) The Borrower shall defend its title in and to the Collateral and shall defend the security interest of Lender in the Collateral against the claims and demands of all persons, other than Lender and its successors and assigns and other than those Liens described in Section 6 herein.

(d) The Borrower shall (i) protect and preserve all properties material to its business, and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, and additions to such properties necessary for the conduct of its business.

(e) Borrower shall not change the location of its place of business (or, if it has more than one place of business, its chief executive office) or the place where it keeps its books and records relating to the Collateral or change its name, identity, corporate structure or jurisdiction of organization without giving Lender at least 30 days’ prior written notice thereof.

(f) To the extent allowed by law, neither Lender nor any of its officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any Collateral or for any act or failure to act with respect to the Collateral, or for any loss or damage thereto or any diminution in the value thereof, or for any act by any other person. In the case of any instruments and chattel paper included within the Collateral, Lender shall have no duty or obligation to preserve rights against prior parties. The Loan shall not be affected by any failure of Lender to take any steps to perfect its security interests or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral release Borrower from any of the obligations.

(g) The Borrower shall perform, at its expense, all actions requested by Lender at any time to perfect, maintain, protect and enforce Lender’s security interest in the Collateral. The Borrower hereby agrees that the Lender may file Uniform Commercial Code financing statements in any jurisdiction and such financing statements may describe the Collateral as “all assets” or it may contain any other description. The Borrower shall also execute upon request and copyright, patent and/or trademark security agreement requested by Lender. Lender may make any filings with the U.S. Patent and Trademark Office and the U.S. Copyright Office it determines is necessary to protect its security interest in the Intellectual Property (as defined in Exhibit B).

(h) Lender shall have the right at any time or times (with reasonable prior notice to Borrower) to (a) visit the properties of Borrower, inspect the Collateral and the other assets of Borrower and inspect and make extracts from the books and records of Borrower, all during customary business hours, (b) discuss Borrower’s business, financial condition, results of operations and business prospects with Borrower’s (i) principal officers, and (ii) independent accountants and other professionals providing services to Borrower, and (c) conduct field examinations and otherwise verify the amount, quantity, value, and condition of, or any other matter relating to, any of the Collateral and in this connection review, audit and make extracts from all records and files related to any of the Collateral. Borrower will deliver to Lender upon request any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with Lender or for Lender to obtain records from any service bureau maintaining records on behalf of Borrower.

5. Representations. To induce Lender to enter into this Agreement and to make advances hereunder, Borrower represents and warrants to Lender: (a) Borrower is duly organized and validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority, and requisite qualifications, to carry on its business as now conducted, to enter into the Credit Documents and to issue the Note and to perform its obligations under the Credit Documents; (b) the execution, delivery and performance by Borrower of the Credit Documents, including the lien on the Collateral, have been duly authorized by all necessary approvals by Borrower, and the Credit Documents constitute the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except to the extent that enforcement thereof may be limited by applicable bankruptcy, insolvency or similar laws now or hereafter in effect affecting creditors’ rights generally and by general principles of equity; (c) the execution, delivery and performance by Borrower of the Credit Documents will not (i) violate any provision of any law, statute, rule or regulation or any order, writ, judgment, injunction, decree, determination or award of any court, governmental agency or arbitrator presently in effect having applicability to Borrower, (ii) violate or contravene any provisions of the membership or operating agreements or other governance documents of Borrower, or (iii) result in a breach of or constitute a default under any indenture, loan or credit agreement or any other agreement, lease or instrument to which Borrower is a party or by which it or any of its properties may be bound; (d) except for routine filings and recordings necessary in connection with the perfection of the liens and security interests contemplated hereby, no order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority is required on the part of Borrower to authorize, or is required in connection with the execution, delivery and performance of, or the legality, validity, binding effect or enforceability of, the Credit Documents; (e) there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower before any court, arbitrator, governmental department or other instrumentality, which if adversely decided would reasonably be expected to have a material adverse effect on Borrower; (f) Borrower is in compliance with all statutes and governmental rules and regulations applicable to it, except for non-compliances which would not be reasonably expected to have a material adverse effect on Borrower; (g) Borrower does not own any interests, including leasehold interests, in any real property; and (h) Borrower has good and sufficient title to its personal properties, including any leasehold interests, and none of the properties, revenues or assets of Borrower is subject to a lien or security interest (“Lien”), except for (i) Liens created by the Credit Documents and (ii) Permitted Encumbrances as defined in the Acquisition Agreement.

6. Covenants. The Borrower shall comply with all covenants applicable to the Borrower in the Acquisition Agreement.

7. Conditions to A&R Agreement. The obligation of Lender to make the advances hereunder shall be subject to the satisfaction of the conditions precedent that Lender shall have received all of the following, in form and substance satisfactory to Lender, duly executed by each necessary party (the date such conditions are met or waived in Lender’s sole discretion, the “Effective Date”):

(a) The Credit Documents;

(b) Certificate of the Secretary or an Assistant Secretary of Borrower, attesting to and attaching (i) a copy of the written consent of the Board of Directors of Borrower authorizing the execution, delivery and performance of the Credit Documents, (ii) an incumbency certificate showing the names and titles, and bearing the signatures of, the officers of Borrower authorized to execute the Credit Documents and requests for advances hereunder, and (iii) copies of the governing documents of Borrower;

(c) Certificates of Good Standing for Borrower in the jurisdictions of its organization, certified by the appropriate governmental officials;

(d) The Borrower shall have delivered an opinion of counsel in form and substance satisfactory to Lender;

(e) The Lender shall have received at least $20,000,000 in gross proceeds from the sale of equity; and

(f) The Borrower shall have provided any other documents and certificates requested by the Lender, including any documents needed to file the Lender’s security interest in any intellectual property.

8. Default. The occurrence of any of the following events shall constitute an “Event of Default” hereunder:

(a) The non-payment of any principal or interest (if any) due, whether by acceleration or otherwise, and owing to Lender under the Loan or the failure of Borrower to pay any other amount due under this Agreement or any other Credit Document;

(b) Violation by any Loan Party of any other covenant or obligation contained in this Agreement, which is not cured within ten (10) days after Lender provides notice to Borrower of such violation;

(c) Any representation or warranty made or deemed to have been made by or on behalf of Borrower or any guarantor in the Credit Documents shall prove to have been false or misleading in any material respect on the date as of which the facts set forth are stated or certified or deemed to have been stated or certified;

(d) Violation by Borrower or any guarantor of any covenant or obligation contained in the Credit Documents, which is not cured within the applicable time period (if any) set forth in such agreement or instrument;

(e) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), (1) Borrower or any guarantor shall (A) commence a voluntary case or proceeding; (B) consent to the entry of an order for relief against it in an involuntary case; (C) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (D) make an assignment for the benefit of its creditors; or (E) admit in writing its inability to pay its debts as they become due; or (2) if a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (A) is for relief against Borrower or any guarantor in an involuntary case; (B) appoints a trustee, receiver, assignee, liquidator or similar official for Borrower or any guarantor or substantially all of its properties; or (C) orders the liquidation of Borrower or any guarantor;

(f) The Acquisition Agreement or any Credit Document shall not be, or shall cease to be, binding and enforceable in accordance with its terms, or any party (other than Lender) to the Acquisition Agreement or any Credit Document shall revoke or disavow, or attempt to revoke or disavow, the Acquisition Agreement or any Credit Document or the Acquisition Agreement shall terminate for any reason prior to the Closing (as defined in the Acquisition Agreement); or

(g) Any Change of Control of Borrower shall occur other than pursuant to the Acquisition Agreement. “Change of Control” shall mean (i) the acquisition of Borrower by another entity by means of any transaction or series of related transactions to which Borrower is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation) other than a transaction or series of transactions in which the holders of the voting securities of Borrower outstanding immediately prior to such transaction retain, immediately after such transaction or series of transactions, as a result of shares in Borrower held by such holders prior to such transaction, at least a majority of the total voting power represented by the outstanding voting securities of Borrower or such other surviving or resulting entity (or if Borrower or such other surviving or resulting entity is a wholly-owned subsidiary immediately following such acquisition, its parent); (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by Borrower of all or substantially all the assets of Borrower and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of Borrower if substantially all of the assets of Borrower and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to Borrower or a wholly owned subsidiary of Borrower; or (iii) any liquidation, dissolution or winding up of Borrower, whether voluntary or involuntary.

(h) Violation by Borrower in providing Lender access, reports, or information regarding the Collateral as required by Section 5 hereof.

9. Remedies. Upon the occurrence of an Event of Default hereunder, Lender at its option, may: (a) terminate the Loan; (b) declare the entire unpaid principal balance owing on the Note, due and payable immediately, without further presentment, demand, protest, notice, grace, or action of any nature whatsoever, all of which are specifically waived by Borrower; (c) collect interest on the then outstanding principal balance of the Note at a rate of interest equal to twenty four percent (24.0%) per annum from the date of the Event of Default through the date paid; (d) sue on the Note; (e) pursue any and all other remedies available to Lender at law or equity; or (f) pursue any combination of the above. Borrower shall pay all costs and expenses incurred by or on behalf of Lender in connection with Lender’s exercise of any or all of its rights and remedies under the Note, including, without limitation, reasonable attorneys’ fees.

10. Cumulative Remedies. All remedies of Lender provided for herein are cumulative and shall be in addition to all other rights and remedies provided by law. Except as otherwise provided by applicable law, the exercise of any right or remedy by Lender hereunder shall not in any way constitute a cure or waiver of default hereunder or invalidate any act done pursuant to any notice of default, or prejudice Lender in the exercise of any of its rights hereunder unless, in the exercise of its rights, Lender realizes all amounts owed to it under the Loan.

11. Assignment; No Third Party Rights. The terms hereof shall be binding upon and shall inure to the benefit of the parties hereto and their personal representatives, successors and assigns; provided, however, that Borrower may not assign any of its rights or obligations under this agreement or any other Credit Document to any other person or entity without Lender’s prior written consent, which may be withheld in Lender’s sole discretion. Any purported assignment without any required consent shall be void and of no effect. Nothing expressed or referred to in this Agreement or any other Credit Document will be construed to give any person or entity other than Borrower and Lender any legal or equitable right, remedy or claim under or with respect to any provision of this Agreement or any other Credit Document.

12. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when sent by facsimile or e-mail, when transmitted if transmitted without indication of delivery failure prior to 5:00 p.m. local time for the recipient (and if transmitted without indication of delivery failure after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the subsequent business day (c) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12):

If to Lender: .	Madison Technologies, Inc.
450 Park Avenue
30th Floor
New York, New York 10022
Attn: Philip Falcone

With a Copy to:	Sheppard Mullin Richter & Hampton LLP
30 Rockefeller Plaza
New York, New York 10112
Attn: John Hempill, Esq.

If to Borrower:	Top Dog Productions, Inc.
16255 Ventura Blvd.
Suite 1240
Encino, California 91436
Attn: Anthony Marsh and Jay Blumenfield

With a Copy to:	The Michael Barnas Law Firm, PLLC
10 Linden Road
Albany, New York 12201
Attn: Michael Barnas, Esq.

13. Modifications; Waiver. No provision of this Agreement may be amended, supplemented, waived or otherwise modified except by a written agreement mutually executed by Borrower and Lender. Neither any failure nor any delay by Borrower or Lender in exercising any right, power or privilege under this Agreement or any other Credit Document will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no waiver that may be given by Borrower or Lender will be applicable except in the specific instance for which it is given, and (b) no notice to or demand on Borrower or Lender will be deemed to be a waiver of any obligation of that party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

14. Entire Agreement; Severability. This Agreement, together will all Exhibits hereto and the other Credit Documents, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings. In the event that any clause or provision of this Agreement shall be determined to be invalid, illegal or unenforceable, such clause or provision may be severed or modified to the extent necessary, and as severed and/or modified, this Agreement shall remain in full force and effect.

15. Governing Law. This Agreement and other documents delivered pursuant hereto and the legal relations between the parties shall be governed and construed in accordance with the law of the State of New York without regard for any conflicts of laws that would call for the application of the laws of any other jurisdiction; provided that the Lender shall retain all rights arising under Federal law.

16. Maximum Interest. Notwithstanding anything to the contrary contained in any Credit Document, the interest paid or agreed to be paid under the Credit Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable law (the “Maximum Rate”). If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, Lender may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

17. Jurisdiction; Service of Process. EACH OF BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY (INCLUDING ITS APPELLATE DIVISION), AND OF ANY OTHER APPELLATE COURT IN THE STATE OF NEW YORK, FOR THE PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH LOAN PARTY HEREBY ALSO SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ALL FEDERAL AND STATE COURTS SITTING IN ANY STATE IN WHICH BORROWER OR OTHER LOAN PARTY OWNS PROPERTY OR OPERATES ITS BUSINESS;

(b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.;

(c) AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY’S ADDRESS AS SET FORTH IN SECTION 12 OF THIS AGREEMENT OR AT SUCH OTHER ADDRESS OF WHICH THE OTHER PARTY SHALL HAVE BEEN NOTIFIED PURSUANT HERETO;

(d) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW NOR SHALL LIMIT THE RIGHT TO SUE ANY OTHER JURISDICTION;

(e) EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY CREDIT DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY CREDIT DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY;

(f) IF ANY ACTION OR PROCEEDING IS FILED IN A COURT OF THE STATE OF CALIFORNIA BY OR AGAINST ANY PARTY HERETO IN CONNECTION WITH ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THE FOREGOING AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS FOR ANY REASON DEEMED UNENFORCEABLE, THE PARTIES HERETO HEREBY AGREE THAT (A) THE COURT SHALL, AND IS HEREBY DIRECTED TO, MAKE A GENERAL REFERENCE PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 638 (OR PURSUANT TO COMPARABLE PROVISIONS OF FEDERAL LAW IF THE DISPUTE FALLS WITHIN THE EXCLUSIVE JURISDICTIONS OF THE FEDERAL COURTS) TO A REFEREE (WHO SHALL BE A SINGLE ACTIVE OR RETIRED JUDGE) MUTUALLY SELECTED BY THE PARTIES (OR, IF THEY CANNOT AGREE, THE PRESIDING JUDGE OF THE SUPERIOR COURT IN ORANGE COUNTY, CALIFORNIA SUPERIOR COURT) TO HEAR AND DETERMINE ALL OF THE ISSUES IN SUCH ACTION OR PROCEEDING (WHETHER OF FACT OR OF LAW), TO CONDUCT THE REFERENCE PROCEEDINGS PURSUANT TO AND IN ACCORDANCE WITH THE PROVISIONS OF CALIFORNIA CODE OF CIVIL PROCEDURE SECTIONS 638 THROUGH 645.1, INCLUSIVE, AND TO REPORT A STATEMENT OF DECISION; PROVIDED THAT AT THE OPTION OF ANY PARTY TO SUCH PROCEEDING, ANY SUCH ISSUES PERTAINING TO A “PROVISIONAL REMEDY” AS DEFINED IN CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 1281.8 SHALL BE HEARD AND DETERMINED BY THE COURT. THE PARTIES AGREE THAT THE SELECTED OR APPOINTED PRIVATE JUDGE SHALL HAVE THE POWER TO DECIDE ALL ISSUES IN THE ACTION OR PROCEEDING, WHETHER OF FACT OR OF LAW, AND SHALL REPORT A STATEMENT OF DECISION THEREON PURSUANT TO CALIFORNIA CODE OF CIVIL PROCEDURE SECTION 64(a). ALL SUCH PROCEEDINGS SHALL BE CLOSED TO THE PUBLIC AND CONFIDENTIAL AND ALL RECORDS RELATING THERETO SHALL BE PERMANENTLY SEALED. THE PROCEEDING BEFORE THE PRIVATE JUDGE SHALL BE CONDUCTED IN THE SAME MANNER AS IT WOULD BE BEFORE A COURT UNDER THE RULES OF EVIDENCE APPLICABLE TO JUDICIAL PROCEEDINGS. THE PARTIES SHALL BE ENTITLED TO DISCOVERY WHICH SHALL BE CONDUCTED IN THE SAME MANNER AS IT WOULD BEFORE A COURT UNDER THE RULES OF DISCOVERY APPLICABLE TO JUDICIAL PROCEEDINGS. THE PRIVATE JUDGE SHALL OVERSEE DISCOVERY AND MAY ENFORCE ALL DISCOVERY RULES AND ORDER APPLICABLE TO JUDICIAL PROCEEDINGS IN THE SAME MANNER AS A TRIAL COURT JUDGE; AND

(g) Each party hereto acknowledges that the provisions in this Section 17 which refer to certain sections of the California Civil Code and the California Code of Civil Procedure are included in this Agreement solely out of an abundance of caution and shall not be construed to mean that any of the above referenced provisions of California law are in any way applicable to this Agreement; notwithstanding such provisions, this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, as provided in Section 15.

18. Time of Essence. With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

19. Fees and Expenses; Indemnification. Borrower agrees to pay on demand: all costs and expenses of Lender incurred after the occurrence and during the continuance of an Event of Default in connection with the enforcement of the Credit Documents. Borrower also agrees to defend, protect, indemnify, and hold harmless Lender, each of its affiliates and each of the respective officers, directors, employees and agents of each of the foregoing (each an “Indemnified Person” and, collectively, the “Indemnified Persons”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the fees and disbursements of counsel to such Indemnified Persons) in connection with any investigative, administrative or judicial proceeding or arbitration, whether direct, indirect or consequential and whether based on any federal or state laws or other statutory regulations, including, without limitation, securities and commercial laws and regulations, under common law or at equitable cause, or on contract or otherwise, arising from or relating to this Agreement or any other Credit Document, the capitalization of Borrower, the commitment hereunder, or the making of, management of and participation in the advances or the use or intended use of the proceeds of the advances, provided that Borrower shall have no obligation under this Section 19 to an Indemnified Person with respect to any of the foregoing to the extent resulting from the gross negligence or willful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person. The indemnity set forth herein shall be in addition to any other obligations or liabilities of Borrower to each Indemnified Person under the Credit Documents or at common law or otherwise. The obligations of Borrower under this Section 19 shall survive any termination of this Agreement.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

21. Reaffirmation and Confirmation. Borrower hereby ratifies, affirms, acknowledges and agrees that this Agreement and the other Credit Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to this Agreement or any other Credit Documents as of the date hereof. Borrower hereby agrees that, except as expressly provided herein, this Agreement in no way acts as a reduction, release or relinquishment of the security interests or liens and rights securing payments of the Obligations. The security interest and liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

22. No Novation. This Agreement shall not extinguish the Loans or other obligations outstanding under the Original Agreement. This Agreement shall be a Credit Document for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Lender:

MADISON TECHNOLOGIES, INC.,
a Nevada corporation

By:	/s/ Philip Falcone
Name:	Philip Falcone
Title:	CEO

Borrower:

TOP DOG PRODUCTIONS, INC..,
a California corporation

By:	/s/ Anthony Marsh
Name:	Anthony Marsh
Title:	CEO

Exhibit A

Amended and Restated Secured Promissory Note

AMENDED AND RESTATED SECURED PROMISSORY NOTE

New York, New York
$1,757,500.00	May 23, 2022

FOR VALUE RECEIVED, the undersigned, top dog productions, inc., a California corporation (“Borrower”), hereby promises to pay Madison Technologies, Inc., a Nevada corporation (“Lender”), or order, at Lender’s principal place of business at 450 Park Avenue, 30th Floor, New York, NY 10022, or at such other place as Lender may direct, the aggregate principal sum of One Million Seven Hundred Fifty Seven Thousand Five Hundred and no/100 Dollars ($1,757,500.00), or so much thereof as has been advanced by Lender to Borrower pursuant to the Credit Agreement (as defined below), and not repaid to Lender, payable on the terms set forth herein. This Amended and Restated Secured Promissory Note has been executed and delivered pursuant to that certain Amended and Restated Secured Loan and Security Agreement, dated as of even date herewith, which amends and restates the Secured Loan and Security Agreement dated as of September 9, 2021, between Borrower and Lender (as amended, modified and supplemented from time to time, the “Credit Agreement”). This Amended and Restated Secured Promissory Note amends and restates the Secured Promissory Note dated September 9, 2021 (the “Original Note” issued by the Borrower (the Original Note, as amended and restated by this Amended and Restated Secured Promissory Note, as it may be further amended, restated, supplemented and modified from time to time, this “Note”)

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Subject to Sections 9of the Credit Agreement (which provides for interest to accrue at twenty four percent (24%) per annum from the date of the occurrence of an Event of Default until paid) and Section 16 of the Credit Agreement (which provides for the Maximum Rate) interest on the outstanding principal under the Note shall accrue at 5%. Any accrued and unpaid interest shall be payable on the 9th day of each March and September, commending March 9, 2022, and on the date any principal of this Note is prepaid on the amount of such principal so prepaid. All outstanding principal under this Note and unpaid accrued interest will be paid to Lender on December 31, 2023. Unless otherwise agreed in writing by Lender, all payments will be made in lawful tender of the United States. All payments shall be applied, first, to costs of collection, then to interest, then to principal. If a payment is due on a date that is not a Business Day, such payment shall be due on the next Business Day.

The principal amount of this Note may be prepaid in whole or in part at any time, without penalty or premium, by giving the Lender at least five (5) Business Days prior written notice of such prepayment. Any principal that is repaid may not be reborrowed. The Borrower agrees to pay all accrued and unpaid interest on any principal being repaid at the time of such payment of such principal.

This obligations under this Note shall be secured as provided in the Credit Agreement.

Upon the occurrence of any Event of Default, Lender shall have the rights, powers and remedies set forth in the Credit Agreement and the other Credit Documents and as otherwise accorded by law. Borrower hereby waives presentment, protest, notice of dishonor, notice of protest and any and all claims of delay or lack of diligence or collection. If any suit or other proceeding shall be instituted with respect to this Note, the prevailing party shall, in addition to such other relief as the court may award, be entitled to recover attorneys’ fees, costs and expenses of investigation, all as actually incurred and including, without limitation, attorneys’ fees, costs and expenses of investigation incurred in appellate proceedings or in any action or participation in, or in connection with, any case or proceeding under the United States Bankruptcy Code or any successor thereto.

This Note shall be governed by and construed under the laws of the State of New York without regard to the conflict of law rules of the State of New York. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision hereof. The rights and obligations of Borrower and Lender hereunder will be binding on and inure to the benefit of the successors, assigns, heirs, administrators and transferees of the parties. Upon receipt by Borrower of written notice from Lender of the loss, theft, destruction or mutilation of, and the surrender and cancellation of this Note if mutilated, together with reasonable indemnity, Borrower will make and deliver in lieu of this Note a new Note of like tenor and unpaid principal amount.

Borrower hereby ratifies, affirms, acknowledges and agrees that this Note and the other Credit Documents to which it is a party represent the valid, enforceable and collectible obligations of Borrower and further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to this Note or any other Credit Documents as of the date hereof. Borrower hereby agrees that, except as expressly provided herein, this Note in no way acts as a reduction, release or relinquishment of the security interests or liens and rights securing payments of the Obligations. The security interest and liens and rights securing payment of the Obligations are hereby ratified and confirmed by Borrower in all respects.

This Note shall not extinguish the Loans or other obligations outstanding under the Original Note or Original Agreement. This Note shall be a Credit Document for all purposes.

IN WITNESS WHEREOF, Borrower has executed this Secured Promissory Note as of the date and year first above written.

TOP DOG PRODUCTIONS, Inc.,
a California corporation

By:	/s/ Anthony Marsh
Name:	Anthony Marsh
Title:	CEO

EXHIBIT B

“Collateral”

All capitalized terms used in this Exhibit B, unless otherwise defined herein, shall have the meanings assigned to them in Division 9 of the Uniform Commercial Code currently in effect in the State of New York. “Collateral” shall mean: all personal property assets of the Borrower, including the following now or hereafter owned by Borrower:

(a) all Accounts;

(b) all, cash, currency and Cash Proceeds;

(c) all Chattel Paper (including Electronic Chattel Paper and Tangible Chattel Paper);

(d) all Commercial Tort Claims;

(e) all Contracts together with all Contract rights;

(f) all Deposit Accounts;

(g) all Documents;

(h) all Equipment;

(i) all Fixtures;

(j) all General Intangibles;

(k) all Goods;

(l) all Instruments;

(m) all Inventory (including purchase-money Inventory);

(n) all Investment Property;

(o) all Letter-of-Credit Rights;

(p) all Payment Intangibles;

(q) all Intellectual Property;

(r) all leases of real property and personal property;

(s) all books and records pertaining to any of the foregoing; and

(t) all Accessions, Proceeds and products of any and all of the foregoing.

“Copyright Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to Copyrights or otherwise providing for a covenant not to sue (whether the applicable Grantor is licensee or licensor thereunder) regarding a copyright.

“Copyrights” means all United States, and foreign copyrights (including community designs), including but not limited to copyrights in software and all rights in and to databases, and all Mask Works (as defined under 17 USC 901 of the US Copyright Act), whether registered or unregistered, moral rights, reversionary interests, termination rights, and, with respect to any and all of the foregoing: (i) all registrations and applications therefor; (ii) all extensions and renewals thereof; (iii) all rights corresponding thereto throughout the world; (iv) all rights in any material which is copyrightable or which is protected by common law, United States or foreign laws, or the law of any State; (v) all rights to sue for past, present and future infringements thereof; (vi) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and proceeds of suit; and (vii) all tangible property embodying the copyrights or such copyrighted materials.

“Intellectual Property” means, collectively, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks, the Trademark Licenses, the Trade Secrets, and the Trade Secret Licenses.

“Intellectual Property Licenses” means, collectively, the Copyright Licenses, Patent Licenses, Trademark Licenses and Trade Secret Licenses.

“Patent Licenses” means all agreements, licenses and covenants providing for the granting of any right in or to Patents or otherwise providing for a covenant not to sue (whether the applicable Grantor is licensee or licensor thereunder) regarding a patent.

“Patents” means all United States and foreign patents and certificates of invention, or similar industrial property, design or plant rights, for any of the foregoing, including, but not limited to: (i) all registrations, provisional and applications therefor; (ii) all reissues, divisions, continuations, continuations-in-part, extensions, renewals, and reexaminations therefor; (iii) all rights corresponding thereto throughout the world; (iv) all inventions and improvements described therein; (v) all rights to sue for past, present and future infringements thereof; and (vi) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trademark Licenses” means any and all agreements, licenses and covenants providing for the granting of any right in or to Trademarks or otherwise providing for a covenant not to sue or permitting co-existence (whether the Borrower is licensee or licensor thereunder) regarding a Trademark.

“Trademarks” means all United States, and foreign trademarks, trade names, corporate names, company names, business names, fictitious business names, Internet domain names, service marks, certification marks, collective marks, logos, other source or business identifiers, designs and general intangibles of a like nature, all registrations and applications for any of the foregoing including, but not limited to (i) all extensions or renewals of any of the foregoing, (ii) all of the goodwill of the business associated with the use of and symbolized by the foregoing, (iii) the right to sue for past, present and future infringement or dilution of any of the foregoing or for any injury to goodwill, and (iv) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

“Trade Secret Licenses” means any and all agreements providing for the granting of any right in or to Trade Secrets (whether the applicable Grantor is licensee or licensor thereunder).

“Trade Secrets” means all common law and statutory trade secrets and all other confidential or proprietary information and know-how regardless of whether such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating, or referring in any way to such Trade Secret, including but not limited to: (i) the right to sue for past, present and future misappropriation or other violation of any Trade Secret and to enjoin or collect damages for the actual or threatened misappropriation of any Trade Secret; and (ii) all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages, and proceeds of suit.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include any “intent-to-use” trademark application, filed pursuant to Section 1(b) of the Lanham Act, 17 USC § 1051(b), prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest to the Lender with respect thereto would impair the validity or enforceability of such intent-to-use trademark application or any registration that issues from such intent-to-use application under applicable federal law.

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